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                                                                    Exhibit 10.2

                                    AGREEMENT
                                    ---------

     THIS AGREEMENT made as of [Date] by and between VENATOR GROUP, INC., a New York corporation with its principal office at 233 Broadway, New York, New York 10279 (the "Company") and [Executive], residing at [Address] (the "Executive").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company believes that the establishment and maintenance of a sound and vital management of the Company is essential to the protection and enhancement of the interests of the Company and its shareholders; and

     WHEREAS, the Company wishes to offer a form of protection to the Executive, as one of a select group of officers and key employees of the Company and its Affiliates, in the event the Executive's employment with the Control Group terminates; and

     WHEREAS, the Company also recognizes that the possibility of a Change in Control of the Company, with the attendant uncertainties and risks, might result in the departure or distraction of the Executive to the detriment of the Company; and

     WHEREAS, the Company wishes to induce the Executive to remain with the Control Group, and to reinforce and encourage the Executive's continued attention and dedication, when faced with the possibility of a Change in Control of the Company; and

     WHEREAS, this Agreement amends and supersedes any employment agreement, severance plan, policy and/or practice of the Company in effect for the Executive.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Definitions. The following terms shall have the meanings set forth in this section as follows:

     (a) "Affiliate" shall mean the Company and any entity affiliated with the Company within the meaning of Code Section 414(b) with respect to a controlled group of corporations, Code Section 414(c) with respect to trades or businesses under common control with the Company, Code Section 414(m) with respect to affiliated service groups and any other entity required to be aggregated with the Company under Section 414(o) of the Code. No entity shall be treated as an Affiliate for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Code Section 414.

     (b) "Beneficiary" shall mean the individual designated by the Executive, on a form acceptable by the Committee, to receive benefits payable under this Agreement in the event of the Executive's death. If no Beneficiary is designated, the Executive's Beneficiary shall be his or her spouse, or if the Executive is not survived by a spouse, the Executive's estate.

     (c) "Board" shall mean the Board of Directors of the Company.


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     (d) "Bonus"  shall mean an amount equal to the target bonus  expected to be earned by the Executive under the Company's Annual Incentive Compensation Plan or such other annual bonus plan or program that may then be applicable to the Executive in a fiscal year, if the applicable target performance goal is satisfied.

     (e) "Cause" shall mean (with regard to the Executive's termination of employment with the Control Group): (i) the refusal or willful failure by the Executive to substantially perform his or her duties, (ii) with regard to the Control Group or any of their assets or businesses, the Executive's dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud, or
(iii) the Executive's conviction of a felony (other than a traffic violation) or any other crime involving, in the sole discretion of the Committee, moral turpitude.

     (f) "Change in Control" shall have the meaning set forth in Appendix A attached hereto.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended and as hereafter amended from time to time.

     (h) "Committee" shall mean the Compensation Committee of the Board or an administrative committee appointed by the Compensation Committee.

     (i) "Competition" shall mean the (i) participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, joint venturer, investor, lender, or in any capacity whatsoever (within the United States of America, or in any country where any of the Executive's former employing members of the Control Group does business) in a business in competition with any business conducted by any member of the Control Group for which the Executive worked at any time, provided, however, that such participation shall not include (A) the mere ownership of not more than 1 percent of the total outstanding stock of a publicly held company; (B) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in which any of the Employee's employing members of the Control Group is engaged; or (C) any activity engaged in with the prior written approval of the Board or the Committee; or (ii) intentional recruiting, soliciting or inducing, of any employee or employees of the Control Group to terminate their employment with, or otherwise cease their relationship with the former employing members of the Control Group where such employee or employees do in fact so terminate their employment.

     (j) "Control Group" shall mean the Company and its Affiliates.

     (k) "Good Reason" shall mean (with respect to an Executive's termination of employment with the Control Group): (i) any material demotion of the Executive or any material reduction in the Executive's authority or responsibility, except in each case in connection with the termination of the Executive's employment for Cause or disability or as a result of the Executive's death, or temporarily as a result of the Executive's illness or other absence; (ii) prior to a Change
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in Control,  a reduction in the Executive's  rate of base salary as payable from time to time, other than a reduction that occurs in connection with, and in the same percentage as, an across-the-board reduction over any three-year period in the base salaries of all executives of the Company of a similar level and where the reduction is less than 20 percent of the Executive's base salary measured from the beginning of such three-year period; (iii) on or after a Change in Control, any reduction in the Executive's rate of base salary as payable from time to time; (iv) a reduction in the Executive's annual bonus classification level other than in connection with a redesign of the applicable bonus plan that affects all employees at the Executive's bonus level; (v) a failure of the Company to continue in effect the benefits applicable to, or the Company's reduction of the benefits applicable to, the Executive under any benefit plan or arrangement (including without limitation, any pension, life insurance, health or disability plan) in which the Executive participates as of the date of the Change in Control without implementation of a substitute plan(s) providing materially similar benefits in the aggregate to those discontinued or reduced, except for a discontinuance of, or reduction under, any such plan or arrangement that is legally required and/or generally applies to all executives of the Company of a similar level, provided that in either such event the Company provides similar benefits (or the economic effect thereof) to the Executive in any manner determined by the Company; or (vi) failure of any successor to the Company to assume in writing the obligations hereunder.

     (l) "Salary" shall mean an Executive's base monthly cash compensation rate for services paid to the Executive by the Company or an Affiliate at the time of his or her termination of employment from the Control Group. Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation or any other additional compensation but shall include amounts reduced pursuant to an Executive's salary reduction agreement under Sections 125 or 401(k) of the Code (if any) or a nonqualified elective deferred compensation arrangement to the extent that in each such case the reduction is to base salary.

     (m) "Severance Benefit" shall mean (i) in the case of the Executive's termination of employment that does not occur within the 12 month period following a Change in Control, two weeks' Salary plus prorated Bonus multiplied by the Executive's Years of Service, with a minimum of 26 weeks; or (ii) in the case of an Executive's termination of employment within the 12 month period following a Change in Control, two weeks' Salary plus prorated Bonus multiplied by the Executive's Years of Service, with a minimum of 78 weeks. The Executive's prorated Bonus for one week shall equal the Executive's Bonus divided by 52. In no event, however, shall the Severance Benefit payable to an Executive hereunder be less than 12 months' Salary.

     (n) "Severance Period" shall mean (i) in the case of the Executive's termination of employment that does not occur within the 12 month period following a Change in Control, two weeks multiplied by the Executive's Years of Service, with a minimum of 52 weeks; or (ii) in the case of an Executive's termination of employment within the 12 month period following a Change in Control, two weeks multiplied by the Executive's Years of Service, with a minimum of 78 weeks.

     (o) "Year of Service" shall mean each 12 consecutive month period commencing on the Executive's date of hire by the Company or an Affiliate and each anniversary thereof in which the Executive is paid by the Company or an Affiliate for the performance of full-time services as an Executive. For purposes of this section, full-time services shall mean that the Employee is employed for at least 30 hours per week. A Year of Service shall include any period during which an Employee is not working due to disability, leave of absence or layoff so long as he or she is being paid by the

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Employer (other than through any employee  benefit plan). A Year of Service also shall include service in any branch of the armed forces of the United States by any person who is an Executive on the date such service commenced, but only to the extent required by applicable law.

     2. Term. The initial term of this Agreement shall end on December 31 of the year following the year in which this Agreement is entered into. On December 31 of each year, the term shall be automatically renewed for an additional one year so that the term shall then be for two years, unless the Committee notifies the Executive prior to any December 31 that the term shall not be renewed. Notwithstanding anything in this Agreement to the contrary, if the Company becomes obligated to make any payment to the Executive pursuant to the terms hereof at or prior to the expiration of this Agreement, then this Agreement shall remain in effect until all of the Company's obligations hereunder are fulfilled.

     3. Benefits Upon Termination. In the event the Executive's employment with the Control Group is terminated without Cause or the Executive terminates employment with the Control Group within 60 days after the occurrence of a Good Reason event with regard to the Executive, the Executive shall be entitled to a Severance Benefit as set forth below.

     (a) The Executive shall receive 50 percent of his or her Severance Benefit in the form of a lump sum cash payment as soon as administratively feasible following his or her termination of employment with the Control Group, provided, however, that interest shall be payable beginning on the tenth day following such termination of employment at the prime rate of interest as stated in The Wall Street Journal.

     (b) The Executive shall receive the remaining 50 percent of his or her Severance Benefit in the form of a lump sum cash payment as soon as administratively feasible following the one year anniversary of the Executive's termination of employment with the Control Group, subject to (c) below, provided, however, that interest shall be payable beginning on the tenth day following such termination of employment at the prime rate of interest as stated in The Wall Street Journal. Notwithstanding the foregoing, if a Change in Control occurs prior to the Executive's receipt of the remaining 50 percent of his or her Severance Benefit, the Executive shall receive such remaining 50 percent within 10 days following the Change in Control (and, if not paid within such 10 day period, with interest payable beginning on the tenth day following the Change in Control at the prime rate of interest as stated in The Wall Street Journal).

     (c) The Executive shall only be entitled to the portion of his or her Severance Benefit described in (b) above if the Executive does not engage in Competition during the one year period following his or her termination of employment with the Control Group and if the Executive has not materially violated the provisions of Section 14 hereof. If the Executive does engage in Competition or violates the provisions of Section 14 during such one year period, the portion of the Executive's Severance Benefit described in (b) above shall be forfeited. If the restriction set forth in this subsection is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

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     (d)  Notwithstanding  anything to the  contrary  contained  herein,  if the
Executive's employment with the Control Group is terminated as described in the introductory paragraph to this Section 3 following a Change in Control, (i) the Executive shall receive 100 percent of his or her Severance Benefit in the form of a lump sum cash payment within 10 days following his or her termination of employment with the Control Group (and, if not paid within such 10 day period, with interest payable beginning on the tenth day following such termination of employment at the prime rate of interest as stated in The Wall Street Journal), and (ii) the restriction on competition contained in Section 3(c) shall not apply.

     (e) The Executive shall continue, to the extent permitted under legal and underwriting requirements (if any), to participate during his or her Severance Period in any group medical, dental or life insurance plan he or she participated in prior to his or her termination of employment, under substantially similar terms and conditions as an active Employee; provided participation in such group medical, dental and life insurance benefits shall correspondingly cease at such time as the Executive becomes eligible for a future employer's medical, dental and/or life insurance coverage (or would become eligible if the Executive did not waive coverage). Notwithstanding the foregoing, the Executive may not continue to participate in such plans on a pre-tax or tax-favored basis. Notwithstanding anything else herein, the Executive shall not be entitled to any benefits during the Severance Period other than the benefits provided in Section 3 herein and, without limiting the generality of the foregoing, the Executive specifically shall not be entitled to continue to participate in any group disability or voluntary accidental death or dismemberment insurance plan he or she participated in prior to his or her termination of employment. Without limiting the generality of the foregoing, the Executive shall not accrue additional benefits under any pension plan of the Employer (whether or not qualified under Section 401(a) of the Code) during the Severance Period, provided, however, that payment of any Severance Benefit shall be included in the Executive's earnings for purposes of calculating the Executive's benefit under the Venator Group Retirement Plan, Venator Group 401(k) Plan, and Venator Group Excess Cash Balance Plan.

     (f) In the event of the Executive's death after becoming eligible for the portion of the Severance Benefit described in (a) above and prior to payment of such amount, such portion of the Severance Benefit shall be paid to the Executive's Beneficiary. In addition to the foregoing, in the event of the Executive's death prior to payment of the portion of the Severance Benefit described in (b) above, such amount shall be paid to the Executive's Beneficiary, but only to the extent that the Executive satisfied the provisions set forth in (c) above for the period following the Executive's termination of employment with the Control Group and prior to his or her death.

     (g) Notwithstanding anything else herein, to the extent the Executive would be subject to the excise tax under Section 4999 of the Code on the amounts in
(a) or (b) above and such other amounts or benefits he or she received from the Company and its Affiliates required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Code, the amounts provided under this Agreement shall be automatically reduced to an amount one dollar less than that, when combined with such other amounts and benefits required to be so included, would subject the Executive to the excise tax under Section 4999 of the Code, if, and only if, the reduced amount received by the Executive, would be greater than the unreduced amount to be received by the Executive minus the excise tax payable under Section 4999 of the Code on such amount and the

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other amounts and benefits received by the Executive and required to be included in the calculation of a parachute payment for purposes of Sections 280G and 4999 of the Code.

     4. No Duty to Mitigate/Set-off. The Company agrees that if the Executive's employment with the Company is terminated during the term of this Agreement, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, except to the extent provided for in Section 3(c), the amount of the Severance Benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. Except as otherwise provided herein, the Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. The Executive shall retain any and all rights under all pension plans, welfare plans, equity plans and other plans, including other severance plans, under which the Executive would otherwise be entitled to benefits.

     5. Funding. Severance Benefits shall be funded out of the general assets of the Company as and when they are payable under this Agreement. The Executive shall be solely a general creditor of the Company. If the Company decides to establish any advance accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company is required to fund a trust under this Agreement, such reserve or trust shall not under any circumstances be deemed to be an asset of this Agreement.

     6. Administration. This Agreement shall be administered by the Committee. The Committee (or its delegate) shall have the exclusive right, power, and authority, in its sole and absolute discretion, to administer, apply and interpret the Agreement and to decide all matters arising in connection with the operation or administration of the Agreement. Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority: (a) to take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Agreement; (b) to formulate, interpret and apply rules, regulations and policies necessary to administer the Agreement in accordance with its terms; (c) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Agreement; (d) to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Agreement; (e) to decide for purposes of paying benefits hereunder, whether, based on the terms of this Agreement, a termination of employment is for Good Reason or for Cause; and (f) except as specifically provided to the contrary herein, to process and approve or deny benefit claims and rule on any benefit exclusions. All determinations made by the Committee (or any delegate) with respect to any matter arising under the Agreement shall be final, binding and conclusive on all parties.

     Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law. All decisions of the Committee on any question concerning the interpretation and administration of the Agreement shall be final, conclusive and binding upon all parties.

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     No member of the  Committee  and no  officer,  director  or employee of the
Company or any other Affiliate shall be liable for any action or inaction with respect to his or her functions under this Agreement unless such action or inaction is adjudged to be due to gross negligence, willful misconduct or fraud. Further, no such person shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf in connection with this Agreement.

     The Company shall indemnify, to the full extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of the Company under the Agreement) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Agreement, except with regard to matters as to which he or she shall be adjudged in such action to be liable for gross negligence, willful misconduct or fraud in the performance of his or her duties.

     7. Claims Procedures. Any claim by the Executive or Beneficiary ("Claimant") with respect to participation, contributions, benefits or other aspects of the operation of the Agreement shall be made in writing to the Secretary of the Company or such other person designated by the Committee from time to time for such purpose. If the designated person receiving a claim believes, following consultation with the Chairman of the Committee, that the claim should be denied, he or she shall notify the Claimant in writing of the denial of the claim within 90 days after his or her receipt thereof (this period may be extended an additional 90 days in special circumstances and, in such event, the Claimant shall be notified in writing of the extension). Such notice shall (a) set forth the specific reason or reasons for the denial making reference to the pertinent provisions of the Agreement on which the denial is based, (b) describe any additional material or information necessary to perfect the claim, and explain why such material or information, if any, is necessary, and (c) inform the Claimant of his or her right pursuant to this section to request review of the decision.

     A Claimant may appeal the denial of a claim by submitting a written request for review to the Committee, within 60 days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. The claim will then be reviewed by the Committee. A Claimant or his or her duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The Committee shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Committee for up to an additional 60 days in special circumstances. Written notice of any such special circumstances shall be sent to the Claimant. Any claim not decided upon in the required time period shall be deemed denied. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion based on the Agreement and other relevant documents and shall be final, conclusive and binding on all persons.

     8. Incompetency; Payments to Minors. In the event that the Committee finds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other

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legal  representative,  may be  paid  in  such  manner  as the  Committee  shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under this Agreement. Any payments to a minor pursuant to this Agreement may be paid by the Committee in its sole and absolute discretion (a) directly to such minor; (b) to the legal or natural guardian of such minor; or (c) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Agreement therefor.

     9. Withholding. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to this Agreement. In lieu thereof, the Employer shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Employer to the Executive upon such terms and conditions as the Committee may prescribe.

     10. Assignment and Alienation. Except as provided herein, the benefits payable under this Agreement shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

     11. Successors; Binding Agreement. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's Beneficiary, or the executors, personal representatives or administrators of the Executive's estate.

     12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. All references to sections of the Code or any other law shall be deemed also to refer to any successor provisions to such sections and laws.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14. Confidentiality. The Executive shall not at any time during the term of this Agreement, or thereafter, communicate or disclose to any unauthorized person, or use for the Executive's own account, without the prior written consent of the Board, any proprietary processes, or other confidential information of the Company or any subsidiary concerning their business or affairs, accounts or customers, it being understood, however, that the obligations of this section shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances in which the Executive is legally required to do so, or (b) become generally known to and available for use by the public other than by the Executive's wrongful act or omission.

     15. Severability. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

     16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York, New York, or in such other city in which the Executive is then located, in accordance with the rules of the American Arbitration Association then in effect. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall pay all costs of the American Arbitration Association and the arbitrator.

     17. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiary companies and for which the Executive may qualify.

     18. Governing Law. This Agreement shall be construed, interpreted, and governed by the Employee Retirement Income Security Act of 1974, as amended. To the extent not so governed, it shall be governed by the laws of the State of New York (without reference to rules relating to conflicts of law).

     19. Top-hat Plan. This Agreement is intended to be a "top-hat" welfare plan within the meaning of Department of Labor Regulation Section 2520.104-24.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive's hand has hereunto been set as of the date first set forth above.


                                               VENATOR GROUP, INC.

                                               By:____________________________


                                                  ____________________________
                                                  [Executive]

                                   APPENDIX A
                                   ----------


                                Change in Control
                                -----------------

     A Change in Control shall mean any of the following: (i) (A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (a "Person") (other than the Company or its Affiliates) for shares of common stock of the Company pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of the Company's then issued and outstanding voting securities; (B) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), in the aggregate, of securities of the Company representing twenty percent (20%) or more of the total combined voting power of the Company's then issued and outstanding voting securities by any Person acting in concert as of the date of this Agreement; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the shareholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company or for the sale of all or substantially all of the assets of the Company; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

srexec

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